UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On December 9, 2011, the Compensation Committee of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved increases in the base salaries of Anthony M. Sanfilippo, the Company’s President and Chief Executive Officer, and Carlos A. Ruisanchez, the Company’s Executive Vice President and Chief Financial Officer. Effective January 1, 2012, Mr. Sanfilippo’s base salary was increased from $840,000 to $900,000 per year and Mr. Ruisanchez’s base salary was increased from $580,000 to $600,000 per year.
On December 14, 2011, the Company entered into amendments to the employment agreements with Messrs. Sanfilippo and Ruisanchez to reflect their new base salaries effective as of January 1, 2012 (collectively, the “Amendments to the Employment Agreements”).
The foregoing description of the Amendments to the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Amendments to the Employment Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Amendment to Amended and Restated Employment Agreement, dated December 14, 2011, effective as of January 1, 2012, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.2	First Amendment to Employment Agreement, dated December 14, 2011, effective as of January 1, 2012, between Pinnacle Entertainment, Inc. and Carlos A. Ruisanchez.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 15, 2011	By:	/s/ John A. Godfrey John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	First Amendment to Amended and Restated Employment Agreement, dated December 14, 2011, effective as of January 1, 2012, between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo.

Exhibit 10.2	First Amendment to Employment Agreement, dated December 14, 2011, effective as of January 1, 2012, between Pinnacle Entertainment, Inc. and Carlos A. Ruisanchez.